UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2015

LAMAR ADVERTISING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-36756	72-1449411
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5321 Corporate Boulevard, Baton Rouge, Louisiana 70808

(Address of principal executive offices and zip code)

(225) 926-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 28, 2015, the Company held its 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”). Only stockholders of record as of the close of business on March 30, 2015 were entitled to vote at the 2015 Annual Meeting. As of March 30, 2015, 81,612,674 shares of Class A common stock, 14,610,365 shares of Class B common stock, and 5,719.49 of Series AA preferred stock were outstanding and entitled to vote at the 2015 Annual Meeting. With respect to the matters submitted for vote at the 2015 Annual Meeting, each share of Class A Common Stock is entitled to one vote, each share of Class B Common Stock is entitled to ten votes, and each share of Series AA Preferred Stock is entitled to one vote. At the 2015 Annual Meeting, 77,745,588 shares of Class A common stock, all 14,610,365 shares of Class B common stock, and 5,419.49 shares of Series AA preferred stock of the Company were represented, in person or by proxy, constituting a quorum for the meeting.

The following two proposals, each of which is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 16, 2015 (the “Proxy”), were before the meeting, and they received the following votes:

Proposal 1: Election of Seven Directors to Serve until the 2015 Annual Meeting. The following individuals were elected to serve as directors of the Company:

Name of Director Nominees	For	Withheld	Broker Non-Votes

John Maxwell Hamilton	216,707,512.49	2,390,893	4,756,252

John E. Koerner, III	217,932,084.49	1,166,321	4,756,252

Stephen P. Mumblow	216,708,766.49	2,389,639	4,756,252

Thomas V. Reifenheiser	216,707,603.49	2,390,802	4,756,252

Anna Reilly	214,133,572.49	4,964,833	4,756,252

Kevin P. Reilly, Jr.	215,432,139.49	3,666,266	4,756,252

Wendell Reilly	214,094,619.49	5,003,786	4,756,252

Proposal 2: Ratification of the appointment of KPMG LLP as the Company’s Independent Registered Public Accounting Firm for the 2015 Fiscal Year. The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

For	Against	Abstain	Broker Non-Votes
223,538,498.49	290,697	25,462	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2015	LAMAR ADVERTISING COMPANY

	By:	/s/ Keith A. Istre
Keith A. Istre
Treasurer and Chief Financial Officer